                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. _____)


Filed by the registrant  /X/
Filed by a party other than the registrant / /

Check the appropriate box:
     / /  Preliminary proxy statement
     /X/  Definitive proxy statement
     / /  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                        Biopool International, Inc.
___________________________________________________________________________
             (Name of Registrant as Specified in Its Charter)



                        Biopool International, Inc.
___________________________________________________________________________
                (Name of Person(s) Filing Proxy Statement)

                        BIOPOOL INTERNATIONAL, INC.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held June 3, 1998



TO THE STOCKHOLDERS OF
 BIOPOOL INTERNATIONAL, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Biopool International, Inc., which will be held at the Residence Inn By Marriott, 2101 W. Vineyard Avenue, Oxnard, California 93030, on Wednesday, June 3, 1998, at 2:30 p.m. Pacific time, to consider and act upon the following matters:

1.   The election of directors; and

2. Such other business as may properly come before the Meeting or any adjournments thereof.


     Only holders of record of Common Stock of the Company at the close of business on April 13, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              By Order of the Board of Directors

                              /s/ Michael D. Bick, Ph.D.
                              --------------------------
                              Michael D. Bick, Ph.D.
                              Chief Executive Officer


6025 Nicolle Street
Ventura, California 93003
(805) 654-0643
April 20, 1998

                        BIOPOOL INTERNATIONAL, INC.
                             _________________

                              PROXY STATEMENT

                      ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held June 3, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Biopool International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Residence Inn By Marriott, 2101 W. Vineyard Avenue, Oxnard, California 93030, on Wednesday, June 3, 1998, at 2:30 p.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on April 13, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, the Company had outstanding 8,672,884 shares of Common Stock, par value $.01 per share, the only outstanding voting security of the Company. As of the record date, the Company had approximately 221 stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

     The Company's principal executive offices are located at 6025 Nicolle Street, Ventura, California 93003. This Proxy Statement and the accompanying proxy were mailed to stockholders on or about April 24, 1998.


                           ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the stockholders of the Company, directors are elected for a one year term. The Board of Directors is currently set at four members. At the 1998 Annual Meeting, each director will be elected for a term expiring at the 1999 annual meeting. The Board of Directors proposes the nominees named below.

     Unless marked otherwise, proxies received will be voted FOR the election of the each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                         Michael D. Bick, Ph.D.
                         Douglas L. Ayer
                         N. Price Paschall
                         James H. Chamberlain


INFORMATION WITH RESPECT TO EACH DIRECTOR, NOMINEE AND CERTAIN OFFICERS.

     The following table sets forth certain information with respect to each director, nominee and other officers of the Company as of April 20, 1998.

                                                            DIRECTOR/
                                                             OFFICER
NAME                      AGE      POSITION                    SINCE
Michael D. Bick, Ph.D.    53       President, Chief Execu-      1991
                                     tive Officer, Director
Andrew L. Cerskus, Ph.D.  45       Director                     1990
Douglas L. Ayer           60       Director                     1993
N. Price Paschall         49       Director                     1997
James H. Chamberlain      50       Director Nominee              --

OTHER OFFICERS:

Robert K. Foote           53       Chief Financial Officer,     1996
                                     Corporate Secretary
Keith R. Gould            63       Executive Vice President     1996
                                     Sales and Marketing
Timothy R. Kennedy        53       Chief Operating Officer      1998

     All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

     MICHAEL D. BICK, PH.D. was elected Chief Executive Officer in August 1991, Chairman of the Board in July 1993 and President in January 1996. In 1988, Dr. Bick founded the Company's former subsidiary, MeDiTech, and was President and Chief Executive Officer thereof from that time until it was acquired by the Company in January 1992. Dr. Bick received a Ph.D. in Molecular Biology from the University of Southern California in 1971.

     ANDREW L. CERSKUS, PH.D. is the President of MBI Fermentas Inc., an Ontario (Canada) corporation which develops and markets enzymes and kits used in molecular biology (DNA) research throughout Canada and the United States. From November 1989 until December 1995, Dr. Cerskus served as President and Chief Operating Officer of the Company. He concurrently served as President of Biopool Canada since he founded that subsidiary in 1983 until December 1995. Dr. Cerskus received a Ph.D. degree in 1980 from the University of Western Ontario. Dr. Cerskus will not stand for re-election this year.

     DOUGLAS L. AYER is currently President and Managing Partner of International Capital Partners of Stamford, CT. Mr. Ayer was previously Chairman and Chief Executive Officer of Cametrics, a manufacturer of precision metal components, and has held executive positions at Paine Webber and McKinsey & Co., Inc. Mr. Ayer also serves as a director of Coffee People, a coffee retailer.

     N. PRICE PASCHALL is the founder and Managing Partner of HealthCare Capital Advisors since 1993. HealthCare Capital Advisors provides merger and acquisition advice to middle market companies, focusing on the medical service industry. Prior to HealthCare Capital, Mr. Paschall was a Vice Chairman and founder of Shea, Paschall and Powell-Hambros Bank (SPP Hambros & Co.), a firm specializing in mergers and acquisitions. Mr. Paschall holds a degree in Business Administration from California Polytechnic University in Pomona.

     JAMES H. CHAMBERLAIN is the founder of Biosource International, Inc., a California-based, Nasdaq-listed company dedicated to the research, development, manufacturing, and marketing of biomedical products to the diagnostic and research markets. Mr. Chamberlain is a director of Biosource and currently serves as its Chairman, President, and Chief Executive Officer. Prior to Biosource, Mr. Chamberlain was the Manager of Business Development for Amgen, Inc. Mr. Chamberlain received a B.S. degree in biology and chemistry from West Virginia University in 1969 and completed an MBA Executive Program at Pepperdine University in 1981.

     ROBERT K. FOOTE, CPA, joined the Company as Chief Financial Officer on November 1, 1996. He was appointed Corporate Secretary on January 14, 1997. Prior to joining the Company, he was the CFO and Corporate Secretary of H&H Oil Tool Co., Inc., traded on the NASDAQ National Market System.
Mr. Foote received a B.S. degree in accounting and business administration from Brigham Young University in 1974.

     KEITH R. GOULD became Executive Vice President Sales and Marketing on April 1, 1996. Mr. Gould joined the Company in January 1994 as Vice President Sales and Marketing. Prior to joining the Company from January 1984 until December 1993, Mr. Gould served as Vice President Sales and Marketing for a medical device company, where he was responsible for worldwide sales and marketing activities.

     TIMOTHY R. KENNEDY joined the Company as Vice President - General Manager of the Ventura facilities on May 9, 1996. He was appointed Chief Operating Officer of the Company effective March 31, 1998. Prior to joining the Company, he held various senior management positions with other companies in the business of manufacturing medical test kits and related devices. Mr. Kennedy received a B.S. degree in business administration from the University of Nebraska in 1968.

     During the fiscal year ended December 31, 1997, the Board of Directors met 8 times. Each director attended in excess of 75% of all meetings of the Board of Directors held during the year.

     The Board of Directors established an Audit Committee of the Board of Directors on December 5, 1997. This committee oversees the work of the Company's auditors with respect to financial and accounting matters. Messrs. Ayer and Paschall are members of the Audit Committee, which did not officially meet in 1997. The Board of Directors has a Compensation Committee, which met 3 times during fiscal 1997. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees. Messrs. Ayer, Paschall, and Cerskus were members of the Compensation Committee.


                          EXECUTIVE COMPENSATION

     The following tables set forth certain information as to the Company's Chief Executive Officer, Executive Vice President Sales and Marketing, and Chief Financial Officer. No other executive officer of the Company had compensation in excess of $100,000 during the period:

SUMMARY COMPENSATION TABLE
                                      Annual Compensation
                             ______________________________________
Name and Principal Position  Year    Salary     Bonus    Other(1)   Options
___________________________________________________________________________
Michael D. Bick, Ph.D.       1997    $135,700   $25,000  $10,000     35,000
  Chief Executive Officer    1996     123,800    30,000   14,900     22,000
                             1995     123,000        --    7,700     37,000

Keith R. Gould               1997     147,900     5,000    6,100         --
  Executive Vice President   1996     147,500        --   17,400(2)   8,000
  Sales and Marketing        1995     143,600        --   11,800(2)   8,000

Robert K. Foote              1997      85,000    15,000    5,300         --
  Chief Financial Officer    1996(3)   10,100        --      600    200,000

OPTION GRANTS IN LAST FISCAL YEAR
                                  Percent of Total
                                   Options Granted
                       Options        to Employees   Exercise  Expiration
Name                   Granted(4)   in Fiscal Year      Price        Date
___________________________________________________________________________
Michael D. Bick, Ph.D.  35,000               14.4%       $2.68   4/1/2002


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES
                                                                Value of
                                              Number of      Unexercised
                                            Unexercised     in-the-Money
                                             Options at       Options at
                       Shares                  Year-End      Year-End(5)
                     Acquired             -------------    -------------
                           on      Value   Exercisable/     Exercisable/
Name                 Exercise   Realized  Unexercisable    Unexercisable
___________________________________________________________________________
Michael D. Bick, Ph.D.    --         --   91,897/46,917    $54,795/6,900

Keith R. Gould            --         --   197,713/43,287   $193,359/41,013

Robert K. Foote           --         --   43,333/156,667   $0/0

________________________

(1) Represents payment of a car allowance, payment by the Company of premiums on a life insurance policy as to which the Company is not a beneficiary, and contributions to the Company's 401(k) profit sharing plan.
(2) Also includes $6,666.66 representing indebtedness of Mr. Gould to the Company which was forgiven during the year.
(3) Mr. Foote's hire date was November 1, 1996.
(4) Grants are exercisable at the rate of 25% per year beginning one year from the date of grant.
(5) Determined as the difference between the closing trade price on December 31, 1997 ($2.16/share) and the aggregate price of the options covering such shares.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $3,000 per calendar year, plus $500 for each Board of Directors meeting attended. The Company pays all out-of-pocket fees of attendance. In addition, non-employee directors receive 15,000 non-qualified stock options to purchase the Company's Common Stock under the 1993 Incentive Stock Option Plan per year.

                   BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 31, 1998, certain information regarding the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominee, (iii) each named executive and (iv) all of the Company's executive officers, directors, and nominee as a group. Unless otherwise indicated, the address of each person shown is c/o the Company, 6025 Nicolle Street, Ventura, California 93003. References to options to purchase Common Stock are either currently exercisable or will be exercisable within 60 days of March 31, 1998.

                                 Number of Shares
                                Beneficially Owned     Percent of Class
___________________________________________________________________________
Zesiger Capital Group LLC          1,327,000(1)             15.3%
Michael D. Bick, Ph.D.             1,083,932(2)             12.5
Andrew L. Cerskus, Ph.D.             517,541(3)              6.0
Keith R. Gould                       198,713(4)              2.3
Douglas L. Ayer                      177,884(5)              2.1
Robert K. Foote                       65,332(6)                *
N. Price Paschall                     65,000(7)                *
James H. Chamberlain                   4,000(8)                *
All executive officers,            2,143,651(9)             24.7
directors, and nominee
as a group (8 persons)
________________________
* Less than 1%

(1) Based solely on information provided to the Company by Zesiger Capital Group LLC, 320 Park Avenue, New York, NY 10022.
(2) Includes 70,932 shares of Common Stock subject to options.
(3) Includes 430,071 shares of Common Stock held by the Cerskus Investments Corporation, an investment company owned jointly by Dr. Cerskus and his wife, and 87,470 shares of Common Stock subject to options. Dr. Cerskus' address is c/o MBI Fermentas Inc., 7 Innovation Drive, Flamborough, ON, Canada, L9H 7H9.
(4) Represents shares of Common Stock subject to options.
(5) Includes 111,634 shares of Common Stock subject to a currently exercisable warrant and 66,250 shares of Common Stock subject to options held by ICP, Inc., of which Mr. Ayer is a stockholder.
(6) Includes 63,332 shares of Common Stock subject to options.
(7) Includes 50,000 shares of Common Stock subject to a currently exercisable warrant and 15,000 shares of Common Stock subject to options.
(8) Includes 4,000 shares of Common Stock held in the Chamberlain Family Trust, for which Mr. Chamberlain serves as trustee.
(9) Includes 532,946 shares of Common Stock subject to options and 161,634 shares of Common Stock subject to currently exercisable warrants.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There were no related party transactions during 1997.


                                  AUDITORS

    Ernst & Young LLP, independent certified public accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended December 31, 1997, and have been selected upon recommendation of the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from shareholders.


                         PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a shareholder for presentation at the Company's 1999 Annual Meeting and received at the Company's executive offices no later than December 31, 1998, will be included in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting.


                               OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.


                       ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended December 31, 1997 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.


                           REPORT ON FORM 10-KSB

    The Company undertakes, upon written request, to provide, without charge, each person from whom the accompanying proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding exhibits thereto. Requests should be addressed to Biopool International, Inc., 6025 Nicolle Street, Ventura, California 93003, Attention: Chief Executive Officer.

                        BIOPOOL INTERNATIONAL, INC.
                  Proxy for Annual Meeting of Shareholders


    The undersigned, a Shareholder of BIOPOOL INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby appoints Michael D. Bick and Robert K. Foote, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on June 3, 1998, and any adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        BIOPOOL INTERNATIONAL, INC.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR the election of each of the nominees named in the following Proposal.

1.  ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:
        Authority to vote for the nominees listed below:  Michael D. Bick,
    Ph.D.   Douglas L. Ayer   N. Price Paschall   James H. Chamberlain

              / /  FOR                      / /  WITHHELD

        For, except vote withheld from the following nominee(s):

    ______________________________________________________________________


The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

    / / Please indicate by checking this box if you anticipate attending the Annual Meeting.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 20, 1998, relating to the Meeting.


___________________________________________________________________________
Signature(s) of Shareholder(s) (See Instructions Below)

Dated__________, 1998


The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Share Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.